UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2011 (November 15, 2011)

Behringer Harvard Opportunity REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-3600
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2011, Chase Park Plaza Hotel, LLC (“Chase Park LLC”), the special purpose entity owner of Chase Park Plaza Hotel (“Chase Park Hotel”), and The Private Residences, LLC (“Residences LLC”), the special purpose entity owner of The Private Residences (the “Private Residences” and together with the Chase Park Hotel, the “Chase Park Properties”) entered into a loan agreement (the “Loan”) to borrow $59 million from PFP Holding Company II, LLC, as lender.  Chase Park LLC and Residences LLC are subsidiaries of Behringer Harvard Opportunity REIT I, Inc. (the “Company”).

The Loan is secured by the Chase Park Properties, which are located in St. Louis, Missouri.  Proceeds from the Loan were used to repay all amounts owed by Chase Park LLC under the Construction Loan Agreement dated November 15, 2007 with Bank of America, N.A. as administrative agent and lender and the other lending institutions that were parties to the Construction Loan Agreement as amended (the “Previous Hotel Loan”).  The Previous Hotel Loan was secured by the Chase Park Properties.  As of November 15, 2011, approximately $59.6 million was outstanding under the Previous Hotel Loan.

The Loan matures on December 9, 2014, with two extension options of 12 months each (the “Extension Terms”).  The Extension Terms are subject to Chase Park LLC and Residences LLC meeting certain conditions under the Loan.  Borrowings under the Loan bear interest at a rate of LIBOR (capped at 3%) plus 6.75%.  Prepayment in whole or in part on or before December 9, 2013 includes a yield maintenance premium as defined under the terms of the Loan.  Prepayment after December 9, 2013 includes an exit fee equal to 1% of the amount of principal being prepaid.  The Loan may be assumed in whole, but not in part, before June 2014 by a third party purchaser of the Chase Park Properties.  The Company serves as Guarantor under the Loan (for typical non-recourse carve-outs and for the payment of certain operating expenses associated with the Private Residences).  On November 15, 2011, the Company entered into an interest rate cap agreement related to the Loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 related to the Loan described above under Item 1.01 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: November 21, 2011	By:	/s/ Kymberlyn K. Janney
Kymberlyn K. Janney
Chief Financial Officer and Treasurer